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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: August 7, 2002



                       ACTRADE FINANCIAL TECHNOLOGIES LTD.
                     (Formerly Actrade International, Ltd.)




             Delaware                 0-18711                   13-3437739
   (State or other jurisdic-      (Commission File            (IRS Employer
    tion of incorporation)             Number)               Identification
                                                                 Number)
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                   7 Penn Plaza, Suite 422, New York, NY 10001
                    (Address of Principal Executive Offices)


         Registrant's Telephone Number: (212) 563-1036

Former Name or Former Address If Changed Since Last Report: Actrade
International, Ltd.






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Item 5. Other Events.

On August 7, 2002 the Company issued a press release related to the matters set forth herein. That press release is incorporated herein in its entirety and a copy is attached hereto as an Exhibit to this Form 8-K.

The Company has recently ceased the business operations of Actrade Resources, Inc. ("Resources"), one of its foreign subsidiaries, which engaged in international merchandise trading ("IMT") through the direct purchase and resale of products from various suppliers. It is unlikely that Resources can resume its prior IMT business. Consequently, management terminated four of the Company's six foreign salespersons effective July 1, 2002.

A preliminary calculation indicates that for the fourth quarter ended June 30, 2002, total IMT segment revenue was approximately $1,220,000 ($1,191,000 for Resources and $29,000 for Actrade International Corp. ("International") which represents various U.S. manufactures and distributors by buying and re-selling their products overseas) compared to approximately $8,850,000 ($8,822,000 for Resources and $28,000 for International) for the same quarter last year. With respect to the gross sales made by Resources during the fourth quarter of approximately $59,850,000, Resources sold approximately $39,070,000 of IMT receivables without recourse to third party financial institutions (leaving a balance held by Resources of approximately $20,780,000) in order to protect and safeguard its principal. The remaining $20,780,000 in Resources' IMT receivables will mature over the next twelve (12) months.

In addition to the adverse impact upon Resources' revenues and profits, the termination of the foreign salespersons will also adversely impact the future revenues of Actrade Capital, Inc. ("Capital"), which engages in the E-TAD and E-DRAFT Program. A preliminary calculation indicates that for the nine months ended March 31, 2002, Capital foreign salespersons generated approximately
$18,641,000 in revenue representing approximately 72% of the total E-TAD revenue for that period compared to $10,725,000 (approximately 65%) for the same period last year. Capital had no TAD revenue generated by foreign salespeople in the fourth quarter of fiscal 2002 compared to $6,304,000 for the same period last year. The Company does not believe that the revenue derived from these transactions will be repeated in subsequent quarters.

At this time, management is evaluating its alternatives regarding the restructuring of Resources' operations and the future direction of that portion of its business.

The Board of Directors of the Company has also directed the audit committee, consisting solely of three independent outside directors of the Company, to conduct an evaluation of, and make a recommendation to the Board of Directors with respect to, anonymous allegations received by the Board that primarily relate to possible irregularities and other alleged improprieties in the Company's IMT business formerly conducted by Resources.








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Item 7.  Exhibits.

99.1 Press Release, dated August 7, 2002, issued by Actrade Financial
     Technologies, Ltd.






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 7, 2002     ACTRADE FINANCIAL TECHNOLOGIES LTD.


                                     By: /s/ Alexander C. Stonkus
                                         ----------------------------------
                                         Alexander C. Stonkus, President and
                                         Chief Executive Officer






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                                  Exhibit Index

Exhibit

99.1 Press Release, dated August 7, 2002, issued by Actrade Financial
     Technologies, Ltd.